As filed with the Securities and Exchange Commission on June 23, 2023

Registration No. 333-272747

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO FORM S-1

Registration Statement Under The Securities Act of 1933

Remark Holdings, Inc.

Delaware	4899	33-1135689
State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
	800 S. Commerce St. Las Vegas, NV 89106 702-701-9514
	Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices

	Kai-Shing Tao Chairman and Chief Executive Officer Remark Holdings, Inc. 800 S. Commerce St. Las Vegas, NV 89106 (702) 701-9514
	Name, Address Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service

	With a copy to: Leslie Marlow, Esq. Patrick J. Egan, Esq. Hank Gracin, Esq. Blank Rome LLP 1271 Avenue of the Americas New York, New York 10020 Tel: (212) 885-5000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement, as determined by market conditions.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

EXPLANATORY NOTE

Remark Holdings, Inc. is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-272747) as an exhibits-only filing. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits.

EXHIBIT INDEX

		Incorporated Herein By Reference To
Exhibit Number	Description	Document	Filed On	Exhibit Number
3.1	Amended and Restated Certificate of Incorporation	8-K	12/30/2014	3.1
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	01/12/2016	3.1
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	06/08/2016	3.1
3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	04/11/2017	3.1
3.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	07/09/2021	3.1
3.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	12/21/2022	3.1
3.7	Amended and Restated Bylaws	8-K	02/13/2015	3.1
4.1	Specimen certificate of common stock of Remark Media, Inc. (n/k/a Remark Holdings, Inc.)	10-K	03/23/2012	4.1
4.2	Form of CBG Acquisition Warrant	8-K	09/26/2016	4.1
4.3	Registration Rights Agreement, dated as of March 3, 2020, by and between Remark Holdings, Inc. and Aspire Capital Fund, LLC.	8-K	03/04/2020	4.1
4.4	CBG Settlement Warrant	8-K	09/07/2021	4.1
4.5	Investor Warrant	8-K	09/30/2021	4.1
4.6	Form of Financial Advisor Warrant	8-K	09/30/2021	4.2
4.7	Description of Registrant’s Securities	10-K	03/31/2021	4.4
4.8	Amended and Restated Subordinated Convertible Debenture, dated as of November 7, 2022	S-1	11/15/2022	4.8
4.9	Form of Subordinated Convertible Debenture	8-K	03/16/2023	4.1
5.1(2)	Opinion of Blank Rome LLP
10.1(1)	2010 Equity Inventive Plan	8-K	06/21/2010	10.34
10.2(1)	2014 Incentive Plan, as amended January 11, 2016	8-K	01/12/2016	10.1
10.3(1)	2017 Incentive Plan	8-K	01/24/2018	10.1
10.4(1)	2022 Incentive Plan	DEF 14A	04/29/2022	N/A

		Incorporated Herein By Reference To
Exhibit Number	Description	Document	Filed On	Exhibit Number
10.5	Common Stock Purchase Agreement, dated as of March 2, 2020, by and between Remark Holdings, Inc. and Aspire Capital Fund, LLC.	8-K	03/04/2020	10.1
10.6	First Amendment to Common Stock Purchase Agreement, dated as of April 9, 2020, by and between Remark Holdings, Inc. and Aspire Capital Fund, LLC.	8-K	04/14/2020	10.1
10.7	Promissory Note dated December 30, 2020, between Remark Holdings, Inc. and SVBooth Investments III.	8-K	01/06/2021	10.1
10.8	Amendment No. 1 dated August 5, 2021, to Promissory Note dated December 30, 2020, between Remark Holdings, Inc. and SV Booth Investments III LLC.	8-K	08/10/2021	10.1
10.9	Settlement Agreement and Mutual General Release dated as of August 31, 2021, by and among Remark Holdings, Inc., KanKan Limited, China Branding Group Limited (In Official Liquidation), acting by and through its joint official liquidators.	8-K	09/07/2021	10.1
10.10	Securities Purchase Agreement dated September 27, 2021, between Remark Holdings, Inc. and the purchasers signatory thereto.	8-K	09/30/2021	10.1
10.11	Registration Rights Agreement dated September 27, 2021, between Remark Holdings, Inc. and the purchase signatory thereto.	8-K	09/30/2021	10.2
10.12	Financial Advisor Agreement dated September 27, 2021, between Remark Holdings, Inc. and A.G.P./Alliance Global Partners.	8-K	09/30/2021	10.3
10.13	Form of Senior Secured Loan Agreement dated December 3, 2021.	8-K	12/07/2021	10.1
10.14	First Amendment to Senior Secured Loan Agreement dated August 3, 2022.	8-K	08/08/2022	10.1
10.15	Debenture Purchase Agreement, dated as of October 6, 2022, between Remark Holdings, Inc. and Ionic Ventures, LLC.	8-K	10/11/2022	10.1
10.16	Purchase Agreement, dated as of October 6, 2022, between Remark Holdings, Inc. and Ionic Ventures, LLC.	8-K	10/11/2022	10.2
10.17	Registration Rights Agreement, dated as of October 6, 2022, between Remark Holdings, Inc. and Ionic Ventures, LLC.	8-K	10/11/2022	10.3
10.18	Provisional Waiver and Consent Agreement, dated as of October 6, 2022, among Remark Holdings, Inc., certain of its subsidiaries party thereto, and Mudrick Capital Management, LP.	8-K	10/11/2022	10.4

		Incorporated Herein By Reference To
Exhibit Number	Description	Document	Filed On	Exhibit Number
10.19	Subordination and Intercreditor Agreement, dated as of October 6, 2022, among Ionic Ventures, LLC, Mudrick Capital Management, LP and Remark Holdings, Inc.	8-K	10/11/2022	10.5
10.20	Amendment No. 1 to Debenture Purchase Agreement, dated as of November 7, 2022, between Remark Holdings, Inc. and Ionic Ventures, LLC.	S-1	11/15/2022	10.20
10.21	Letter Agreement, dated as of January 5, 2023, by and between Remarking Holdings, Inc. and Ionic Ventures, LLC.	8-K	01/11/2023	10.1
10.22	Debenture Purchase Agreement, dated as of March 14, 2023, between Remark Holdings, Inc. and Ionic Ventures, LLC.	8-K	03/16/2023	10.1
10.23	Registration Rights Agreement, dated as of March 14, 2023, between Remark Holdings, Inc. and Ionic Ventures, LLC.	8-K	03/16/2023	10.2
10.24	Note Purchase Agreement, dated as of March 14, 2023, between Remark Holdings, Inc., Mudrick Capital Management, LP and TMI Trust Company (as Note Agent)	8-K	03/16/2023	10.3
21.1	List of Subsidiaries	10-K	03/31/2022	21.1
23.1(3)	Consent of Weinberg & Company	S-1	06/16/2023	23.1
23.2(2)	Consent of Blank Rome LLP (included in Exhibit 5.1)
24.1(3)	Power of Attorney (included on the signature page to the initially-filed registration statement on Form S-1)
107(3)	Filing Fee Table

(1)Management contract or compensation plan or arrangement.

(2)Filed herewith.

(3)Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Las Vegas, State of Nevada, on June 23, 2023.

REMARK HOLDINGS, INC.

By:	/s/ Kai-Shing Tao
Name:	Kai-Shing Tao
Title:	Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Kai-Shing Tao
Kai-Shing Tao	Chief Executive Officer and Chairman (principal executive, financial and accounting officer)	June 23, 2023

*
Theodore Botts	Director	June 23, 2023

*
Brett Ratner	Director	June 23, 2023

*
Daniel Stein	Director	June 23, 2023

*
Elizabeth Xu	Director	June 23, 2023

*	By:	/s/ Kai-Shing Tao
Kai-Shing Tao
Attorney-in-Fact

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